UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2010

CVB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Haven Avenue, Ontario, California	91764
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 1, 2010, Todd Hollander, Executive Vice President — Sales Division of Citizens Business Bank, submitted his resignation and his last day of employment is November 4, 2010. The Bank is actively interviewing several replacement candidates and anticipates naming a successor in the near future.

This Report on Form 8-K contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the hiring of a successor to assume the position of Executive Vice President-Sales Division of Citizens Business Bank. These forward looking statements are subject to risks and uncertainties including, but limited to, the ability to find a suitable replacement, the time associated with identifying a suitable replacement, the effect of governmental regulation and governmental investigations against us, competition in our market area and certain other risks and uncertainties set forth in our periodic reports, including, but not limited to, the information set forth under the headings “Risk Factors” in our Annual Report on From 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update such forward looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: November 4, 2010

By: /s/ Edward J. Biebrich Jr.
Edward J. Biebrich Jr.,
Executive Vice President and Chief Financial Officer

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